UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009 (June 30, 2009)

TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

600 17th Street, Suite 600 North
 Denver, CO 80202
 (Address of principal executive offices, including zip code)

(303) 565-4600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K of Teton Energy Corporation (“Teton,” the “Company,” “we,” “us” or “our”), and the documents incorporated by reference, contain both historical and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. All statements, other than statements of historical fact, are or may be forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts, and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that may cause our actual results, performance, or achievements to be different from any future results, performance and achievements expressed or implied by these statements. The following important risks and uncertainties could affect our future results, causing those results to differ materially from those expressed in our forward-looking statements:

•	Our ability to execute our Feasibility Plan in order to sustain our ability to continue as a going concern;
•	Our ability to service current and future indebtedness and comply with the covenants related to the debt facilities;
•	General economic and political conditions, including governmental energy policies, tax rates or policies, inflation rates and constrained credit markets;
•	The market price of, and supply/demand balance for, oil and natural gas;
•	Our success in completing development and exploration activities, when and if we are able to resume those activities;
•	Reliance on outside operating companies for drilling and development of our non-operated oil and gas properties;
•	Expansion and other development trends of the oil and gas industry;
•	Acquisitions and other business opportunities that may be presented to and pursued by us;
•	Our ability to integrate our acquisitions into our company structure; and
•	Changes in laws and regulations.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors, including unknown or unpredictable ones could also have material adverse effects on our future results.

The forward-looking statements included in this Current Report are made only as of the date set forth on the front of the document. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect new information, subsequent events, changed circumstances, or otherwise.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2009, Teton Energy Corporation (the “Company”) appointed Jonathan Bloomfield, currently the Company’s Director of Strategic Planning, to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of July 1, 2009, replacing Lonnie Brock, who resigned from these positions effective as of June 30, 2009.

Mr. Bloomfield, age 36, joined the Company in March 2008, and since that time has served as the Company’s Director of Strategic Planning and Manager of Financial Planning.  Prior to joining the Company, from 2004 to 2008, Mr. Bloomfield served as Manager of Financial Planning and Analysis at Gunnison Energy Corporation, a Denver-based privately owned exploration and production company.  From 2001 to 2004, he performed investor relations and corporate finance duties for Westport Resources Corporation, until its merger with Kerr-McGee Corporation in 2004.  Mr. Bloomfield earned a Masters of Finance degree from the University of Colorado-Denver and earned a B.S. degree in economics and business from the Colorado School of Mines.

On July 1, 2009 (the “Effective Date”), the Company entered into an Employment Agreement (the “Agreement”) with Mr. Bloomfield. The Agreement is for a term of one year from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Bloomfield or the Company. Mr. Bloomfield will receive an annual base salary of $187,500 and is eligible for a performance-based cash bonus of up to 100% of his base salary in any fiscal year. In addition, Mr. Bloomfield is entitled to participate in all of the Company’s equity-based compensation plans, which currently consist of the Company’s 2005 Long-Term Incentive Plan.  In the event his employment is terminated under circumstances related to a change in control of the Company, Mr. Bloomfield is entitled to a severance benefit equal to 1.75 times the sum of his current annual base salary plus bonus.

A copy of the Company’s press release announcing these appointments is attached hereto as Exhibit 99.1.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On July 1, 2009, the Company appointed Natasha Nightengale to serve as Principal Accounting Officer and Controller.  Ms. Nightengale joined the Company in June 2008 as the Company’s assistant controller.  From 2004 to 2008, Ms. Nightengale held a variety of positions at PriceWaterhouseCoopers, most recently serving as a Senior Assurance Associate, where she was responsible for planning and coordinating of interim reviews and annual audits for private and public companies, preparing annual risk assessments and designing and implementing audit strategies to address key risks, and coordinating and reviewing testing of public companies’ internal controls over financial reporting.  Ms. Nightengale earned a Bachelors of Business Administration and Accounting degree from the University of Kansas.

Item 7.01    Regulation FD Disclosure.

The information included in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 7.01.

Item 8.01    Other Events.

 In addition, in connection with the Company’s previously disclosed feasibility plan, the Company has taken certain actions in an effort to improve its liquidity position.  On June 30, 2009, the Company entered into an agreement with Teton Williston LLC, a wholly owned subsidiary of the Company, and American Oil & Gas, Inc. (“American Oil”), for the sale of the Company’s 25% non-operated working interest in the Company’s Goliath project acreage located in the Williston Basin in North Dakota to American Oil for gross proceeds of approximately $900,000.  The effective date of the sale is July 1, 2009.  The sale was made in furtherance of the Company’s ongoing effort to sell its non-operated assets.

The Company obtained consent for the sale from JPMorgan Chase Bank, N.A., the Company’s senior lender and administrative agent in the Company’s revolving credit facility, and the other lenders in the group.  In addition, the lenders consented to the termination of the Company’s commodity hedge agreements with JPMorgan Chase, which were scheduled to mature in 2010 and 2011. These hedge positions had been included in the valuation of the Company’s borrowing base of the credit facility. The proceeds of the liquidation of the hedges and the sale of the Goliath project will be used to repay a portion of the outstanding principal of the credit facility.

Additionally, effective June 30, 2009, each of the holders of the Company’s outstanding 10.75% Senior Secured Convertible Debentures (the “Debentures”) granted the Company a forbearance for one of the interest payments on the Debentures, which was due on July 1, 2009.  The forbearance period expires on July 17, 2009.  The Company intends to continue to work with the holders of the Debentures towards a more permanent solution, however, there can be no assurance that the Company will be successful in doing so, and the Company may be required to seek protection under the United States Bankruptcy Code.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)      Not applicable.
(b)      Not applicable.
(c)      Not applicable.
(d)      Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Company and Jonathan Bloomfield, effective as of July 1, 2009

99.1	Press Release dated July 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 6, 2009	TETON ENERGY CORPORATION

	By:	/s/ James J. Woodcock
James J. Woodcock Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between the Company and Jonathan Bloomfield, effective as of July 1, 2009

99.1	Press Release dated July 6, 2009